EXHIBIT 10.1

AMENDMENT NO. 8 TO MEMBERSHIP INTEREST PURCHASE AND CONTRIBUTION AGREEMENT

AMENDMENT No. 8 (this “Amendment”), dated as of May 23, 2007, to the Membership Interest Purchase and Contribution Agreement (the “Agreement”), dated as of March 7, 2006, as amended, by and among Mr. Stanley C. Gale (“SG”), SCG Holding Corp., a Delaware corporation (“SCG” and together with SG, the “Sellers”), Mack-Cali Realty Acquisition Corp., a Delaware corporation, or its designee (the “Purchaser”), and Mack-Cali Realty, L.P., a Delaware limited partnership (“MCRLP”).  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS:

WHEREAS, the Purchaser acquired the Membership Interests from Sellers pursuant to the Agreement on May 9, 2006;

WHEREAS, Purchaser and Sellers have on going obligations under the Agreement;

WHEREAS, Purchaser and Sellers have entered into that certain letter agreement, dated as of March 23, 2007, regarding the Closing Statement of Working Capital and Purchase Price Adjustment (the “Working Capital Letter”);

WHEREAS, pursuant to and in accordance with Section 10.7 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1.               Amendments to the Agreement.

(a)           Section 1.01 of the Agreement is hereby amended by adding the following definition:

 “Working Capital Letter” means that certain letter agreement, dated as of March 23, 2007, regarding the Closing Statement of Working Capital and Purchase Price Adjustment.”

(b)           Section 2.02(c) of the Agreement is hereby amended by deleting the entire text thereof and replacing it with the following:

“As additional consideration for the Membership Interests, the Purchaser agrees to pay, and MCRLP agrees to cause the Purchaser to pay, an aggregate amount of Fourteen Million Dollars ($14,000,000) which shall be paid in the amounts and on the dates set forth below:

May 31, 2007	$8 million less the Working Capital
Payment (as defined in the Working Capital
Letter).

May 9, 2008	$3 million

May 9, 2009	$3 million

The Purchase Price shall be deemed to include and shall be increased by the amounts payable pursuant to this Section 2.02(c).”

(c)           Exhibit D to the Agreement is hereby deleted in its entirety.

Section 2.               Amendment to Working Capital Letter.  The Working Capital Letter is hereby amended by accelerating to May 31, 2007 the date upon which the Sellers are required to make the Working Capital Payment.  In addition, the parties acknowledge that the Working Capital Payment shall be satisfied upon the payment to the Sellers of the May 31, 2007 payment specified in Section 1(b) of this Amendment.

Section 3.               Assignment.  This Amendment may not be assigned by operation of Law or otherwise without the prior express written consent of the Sellers, and the Purchaser or MCRLP which consent may be granted, conditioned, delayed or withheld in the sole discretion of the Sellers or the Purchaser or MCRLP, as the case may be.  Notwithstanding the foregoing, the Purchaser may assign any or all of its interests in this transaction to one or more Affiliates, provided, that any such assignment shall not relieve the Purchaser from its obligations hereunder.

Section 4.               Entire Agreement.  This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the Purchaser, MCRLP and the Sellers with respect to the subject matter hereof.  Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 5.               Severability.  If any term or other provision of this Amendment shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Amendment or the validity or enforceability of this Amendment in any other jurisdiction.

Section 6.               Counterparts.  This Amendment shall not be effective or binding until such time as it has been executed and delivered by all parties hereto.  This Amendment may be executed and delivered (including by facsimile transmission or portable document format (PDF)) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

Section 7.               Governing Law.  This Amendment and all others arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Purchaser, MCRLP and the Sellers have executed or caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

MACK-CALI REALTY ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

MACK-CALI REALTY L.P.,
a Delaware limited partnership

By:	Mack-Cali Realty Corporation,
a Maryland corporation, its general partner

By:	/s/ Mitchell E. Hersh
Name: Mitchell E. Hersh
Title: President and Chief Executive Officer

SCG HOLDING CORP.

By:	/s/ Stanley C. Gale
Name: Stanley C. Gale
Title: Chief Executive Officer

STANLEY C. GALE

/s/ Stanley C. Gale